EXHIBIT 4.1

                                        December 19, 1995

Mr. Eric Fees
Chapman and Cutler
111 West Monroe Street
Chicago, Illinois  60603

Re:    The Ranson Municipal Trust Multi-State Series 6
       (The Nebraska Tax-Exempt Trust, Series 6)
       CUSIP #639701150
       (File No. 33-65045)

Dear Eric:

It is our understanding that a Registration Statement has been filed with the Securities and Exchange Commission relating to units of the subject fund. Attached you will find our initial evaluation. Pursuant to said evaluation, the total bid side value of the Bonds in The Nebraska Tax-Exempt Trust, Series 6 is $2,443,000.00, the ask side value is $2,466,944.50.

This letter will evidence our consent to the use of our name on the subject registration statement as the initial evaluator of the securities in the portfolio of the subject trust.


                                       Sincerely,

                                       STERN BROTHERS & CO.




                                       James Howk
                                       Managing Director



JH:sg